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                                                                      Exhibit 11


                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings



                                                      Three Months Ended           Nine Months Ended
                                                         September 30,                 September 30,
                                                 -----------     -----------     -----------     -----------
                                                     1999           1998            1999             1998
                                                 -----------     -----------     -----------     -----------

Net income                                       $ 3,684,808     $ 3,254,405     $10,700,861     $ 9,370,842
Less: preferred dividends                             16,319          12,734          49,269          38,319
                                                 -----------     -----------     -----------     -----------
Net income available for common shareholders
      and adjusted for diluted computation       $ 3,668,489     $ 3,241,671     $10,651,592     $ 9,332,523
                                                 ===========     ===========     ===========     ===========



Weighted average common shares outstanding         8,040,787       8,261,166       8,116,514       8,244,125
Add dilutive effect of:
      Stock options                                  116,197         218,259         123,645          94,990
      Convertible preferred stock                    241,883         243,929         242,906         244,785
                                                 -----------     -----------     -----------     -----------
Adjusted for assumed diluted computation           8,398,867       8,723,354       8,483,065       8,583,900
                                                 ===========     ===========     ===========     ===========

Basic earnings per share                         $      0.45     $      0.39     $      1.31     $      1.13
                                                 ===========     ===========     ===========     ===========
Diluted earnings per share                       $      0.44     $      0.38     $      1.26     $      1.09
                                                 ===========     ===========     ===========     ===========


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